Morgan Stanley High Yield Securities Inc.
                          Item 77(O) 10F-3 Transactions
                         March 1, 2004 - August 31, 2004



 Security   Purcha   Size   Offeri    Total   Amount   % of    % of
Purchased     se/     of      ng     Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng      of    Offering  Purcha  Purcha   Tota
                            Shares              sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            5/24/0    -     $100.0  $150,000  10,300   0.69%   0.16    Morgan
               4               0      ,000                      %     Stanley,
                                                                        UBS
                                                                     Investment
  Leiner                                                               Bank,
  Health                                                               Credit
 Products                                                              Suisse
                                                                       First
                                                                       Boston